                                                                   EXHIBIT 10.22

                                 CONFIDENTIAL

                      CHANTAL PHARMACEUTICAL CORPORATION
                              TERMS OF EMPLOYMENT
                                 JOSEPH DEKAMA

Position:
     Executive Vice President: Chantal Pharmaceutical Corporation
     President: Chantal Skin Care Corporation
     Duties and responsibilities as mutually agreed upon in Business Plan of this even date. Report to Chairman of the Board, Vice Chairman of the Board or Chief Executive Officer

Term:
     One year
     Year two: EPS $1.00 at June 30, 1998
     Year three: EPS $1.50 at June 30, 1999

Salary:
     $240,000 per annum

Additional Bonuses:
     One and one-half percent (1-1/2%) of North America Chantal Skin Care product revenues (net returns) provided that expenditures are in accordance with agreed upon Business Plan of this even date

     Quarterly bonus of $50,000 conditioned upon the following quarterly North American Chantal Skin Care products revenues (net returns) in accordance with agreed upon Business Plan of this even date

          .  Q1 September 30, 1997    $ 6mm
          .  Q2 December 31, 1997     $ 9mm
          .  Q3 March 31, 1998        $12mm
          .  Q4 June 30, 1998         $20mm

     Subsequent years to be negotiated based on future Business Plans

Options:
     500,000 shares vesting and exercisable as follows:

     Amount           Vesting                Price
     ------           -------                -----
      50,000          on signing             fmv grant date
      50,000          at Jan. 1, 1998        fmv grant date
     100,000          EPS $.50 at            $2.00
                      June 30, 1998

                  100,000      EPS $1.00 at         $5.00
                                Dec. 31, 1998*
                  100,000      EPS $1.75 at         $5.00
                                Jan. 30, 1999
                  100,000      EPS $2.00 at         $5.00
                                Dec. 31, 1999*

                  -------------
                  * earnings for 6 months at stated rate

                  Accelerated vesting of outstanding options if employment terminated in event of acquisition or merger or significant change of management with the exercise prices as hereinabove recited.

                  Vesting: must be employed at time of vesting event.

                  Registration Rights: Piggy-back registration or registration by the Company for selling shareholders

TERMINATION:      Should employee not continue in the employ of the Company upon acquisition or merger or significant change of management, severance 2X annual comp (base salary) with car paid fully, due and payable within ten (10) days of event occurrence

BENEFITS:         Standard for Company and position, as expanded from time to time

OTHER:            Luxury car lease. (maximum: $600 per month)



AGREED UPON AS THE 6th DAY OF JUNE, 1997.


                                            /s/ Chantal Burnison, CEO
                                            _____________________________
                                                Chantal Burnison, CEO


                                            /s/ Joseph DeKama
                                            _____________________________
                                                Joseph DeKama


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